                                  REFINANCING
                                   PROJECTION

                          RECONCILIATION OF REFINANCING
                                PROJECTION EBITDA
                              (dollars in millions)


----------------------------------------------------------------------------------------------------------------------------
      EBIT FROM OPERATIONS - REFINANCING PROJECTION      1996        1997        1998        1999        2000        2001
                                                       ---------------------------------------------------------------------
                                                                                             -----
        exhibit 17(g)(4)                               $  48.3     $  56.3     $  64.3     $  72.6     $  80.2     $  88.5
      DEPRECIATION FROM OPERATIONS exhibit 17(g)(4)        3.3         3.6         4.0         4.2         4.3         4.5
                                                       ---------------------------------------------------------------------
           EBITDA FROM OPERATIONS exhibit 17(g)(4)        51.6        59.9        68.3        76.8        84.5        93.0
      CORPORATE SG&A EXPENSE [see below]                  (8.9)      (10.5)      (10.1)      (10.6)      (11.1)      (11.7)
      OTHER EXPENSE ITEMS, NET                            (1.3)       (1.5)       (1.7)       (1.7)       (1.8)       (1.8)
                                                       ---------------------------------------------------------------------

           EBITDA - REFINANCING PROJECTION             $  41.4     $  47.9     $  56.5     $  64.5     $  71.6     $  79.5

----------------------------------------------------------------------------------------------------------------------------

CORPORATE SG&A EXPENSE                                   1996         1997        1998       1999        2000        2001
                                                       ---------------------------------------------------------------------
      DEFERRED COMPENSATION                             $ 1.1        $ 2.6       $ 1.7      $ 1.8       $ 1.9       $ 2.0
      INSURANCE, NET                                      0.5          0.6         0.6        0.6         0.6         0.7
      COMPENSATION EXPENSE                                2.8          2.6         2.7        2.8         3.0         3.1
      DEPRECIATION EXPENSE                                0.0          0.0         0.0        0.0         0.0         0.0
      ALL OTHER ADMINISTRATIVE COSTS                      4.5          4.8         5.1        5.3         5.6         5.9
                                                       ---------------------------------------------------------------------
           TOTAL ADMINISTRATIVE EXPENSE                 $ 8.9       $ 10.5      $ 10.1     $ 10.6      $ 11.1      $ 11.7
                                                       =====================================================================

----------------------------------------------------------------------------------------------------------------------------

                      COMPANY NAME: CONSOLIDATED SUNSOURCE
                             (dollars in thousands)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                     ACTUAL        ACTUAL         ACTUAL         ACTUAL         ACTUAL
HISTORICAL INCOME STATEMENT:          1992          1993           1994           1995           1996
-----------------------------         ----          ----           ----           ----           ----

SALES*                               $449,185      $487,175       $554,819       $601,152       $650,791(1)
                                  -----------   -----------    -----------    -----------    -----------

GROSS PROFIT                          187,281       199,254        226,382        244,617        263,362
                                  -----------   -----------    -----------    -----------    -----------

OPERATING EXPENSES                    151,042       160,909        179,989        198,251        215,643
                                  -----------   -----------    -----------    -----------    -----------
COMMISSION INCOME                         126           126            106            117            290
                                  -----------   -----------    -----------    -----------    -----------

OPERATING INCOME                       36,365        38,471         46,499         46,483         48,009

OTHER INCOME (EXPENSE)                    445          (448)           342            (38)           248
                                  -----------   -----------    -----------    -----------    -----------

EBIT                                   36,810        38,023         46,841         46,445         48,257
INTEREST EXPENSE (INCOME)                 164            71             96             37             59
MGT. FEE EXPENSES (INCOME)                270           256            294            378            434
FEDERAL & STATE INCOME TAXES                0             0              0              0              0
FOREIGN INCOME TAXES                      519           388            569            639            603

NET INCOME (HISTORICAL PRE-TAX)        35,857        37,308         45,882         45,391         47,161
DEPRECIATION EXPENSE                    3,040         2,998          2,719          3,074          3,250
                                  -----------   -----------    -----------    -----------    -----------

NET CASH FROM OPERATIONS               38,897        40,306         48,601         48,465         50,411


HISTORICAL BALANCE SHEET:
-------------------------
CASH                                       86          (328)         1,663           (144)         1,077
ACCOUNTS RECEIVABLE, NET               53,794        56,971         66,299         73,451         79,207
INVENTORY                              62,960        71,199         80,092         95,488         99,967
OTHER CURRENT ASSETS                    2,717         3,678          2,868          3,308          3,704
                                  -----------   -----------    -----------    -----------    -----------

TOTAL CURRENT ASSETS                  119,558       131,519        150,922        172,103        183,955

FIXED ASSETS, NET                      13,774        13,571         13,650         14,089         15,742
INTANGIBLE ASSETS                          71           103             78             50             41
OTHER ASSETS                              334           377            212            129            196
                                  -----------   -----------    -----------    -----------    -----------

TOTAL ASSETS                          133,737       145,571        164,862        186,372        199,934


ACCOUNTS PAYABLE                       27,893        36,088         39,191         41,624         46,279
NOTES PAYABLE & CURRENT DEBT            2,206         2,914          2,027          1,966          1,854
ACCRUED EXPENSES                       12,447        13,263         17,208         17,333         17,456
                                  -----------   -----------    -----------    -----------    -----------

TOTAL CURRENT LIABILITIES              42,546        52,265         58,426         60,923         65,588

LONG-TERM CAP LEASE OBLIGATIONS           106            68              0              0            611
                                  -----------   -----------    -----------    -----------    -----------
OTHER NON-CURRENT LIABILITIES             209           121            (75)          (307)          (295)
                                  -----------   -----------    -----------    -----------    -----------
HISTORIC CAPITAL                       90,877        93,117        106,511        125,755        134,030
                                  -----------   -----------    -----------    -----------    -----------

TOTAL LIABILITIES & CAPITAL           133,737       145,571        164,862        186,372        199,934


DIVIDENDS (CAPITAL)                  $ 37,532      $ 33,479       $ 32,952       $ 31,663       $ 38,886
                                  -----------   -----------    -----------    -----------    -----------


CAPITAL EXPENDITURES                 $  2,089      $  2,906       $  2,895       $  3,150       $  4,829
                                  -----------   -----------    -----------    -----------    -----------


NET TANGIBLE ASSETS                  $ 90,928      $ 93,463       $104,695       $125,542       $132,617
                                  -----------   -----------    -----------    -----------    -----------

                          [RESTUBBED FROM TABLE ABOVE]

                                                              ========P R O J E C T I O N========
HISTORICAL INCOME STATEMENT:           1997          1998            1999           2000           2001
-----------------------------          ----          ----            ----           ----           ----

SALES*                                $737,834       $809,677       $881,401       $953,221     $1,030,868
                                   -----------    -----------    -----------    -----------    -----------

GROSS PROFIT                           299,663        325,152        351,862        379,166        408,254
                                   -----------    -----------    -----------    -----------    -----------

OPERATING EXPENSES                     243,938        261,480        279,899        299,635        320,483
                                   -----------    -----------    -----------    -----------    -----------
COMMISSION INCOME                          280            295            315            335            350
                                   -----------    -----------    -----------    -----------    -----------

OPERATING INCOME                        56,005         63,967         72,278         79,866         88,120

OTHER INCOME (EXPENSE)                     280            320            335            350            365
                                   -----------    -----------    -----------    -----------    -----------

EBIT                                    56,285         64,287         72,613         80,216         88,485
INTEREST EXPENSE (INCOME)                    0             25             25             25             25
MGT. FEE EXPENSES (INCOME)                 420            420            420            420            420
FEDERAL & STATE INCOME TAXES                 0              0              0              0              0
FOREIGN INCOME TAXES                       633          1,131          1,343          1,646          2,040

NET INCOME (HISTORICAL PRE-TAX)         55,232         62,711         70,825         78,125         86,001
DEPRECIATION EXPENSE                     3,618          3,965          4,160          4,325          4,510
                                   -----------    -----------    -----------    -----------    -----------

NET CASH FROM OPERATIONS                58,850         66,676         74,985         82,450         90,511


HISTORICAL BALANCE SHEET:
-------------------------
CASH                                         0              0              0              0              0
ACCOUNTS RECEIVABLE, NET                90,671         98,678        106,188        114,333        123,110
INVENTORY                              108,250        119,160        129,103        138,146        148,287
OTHER CURRENT ASSETS                     3,767          4,075          4,385          4,640          4,910
                                   -----------    -----------    -----------    -----------    -----------

TOTAL CURRENT ASSETS                   202,688        221,912        239,676        257,119        276,307

FIXED ASSETS, NET                       16,937         17,982         19,022         19,922         20,687
INTANGIBLE ASSETS                           35             32             30             29             28
OTHER ASSETS                               165            200            225            245            280
                                   -----------    -----------    -----------    -----------    -----------

TOTAL ASSETS                           219,825        240,126        258,953        277,315        297,302


ACCOUNTS PAYABLE                        54,567         61,392         67,128         72,700         79,079
NOTES PAYABLE & CURRENT DEBT             1,099          1,099          1,099          1,099          1,099
ACCRUED EXPENSES                        22,142         25,027         27,372         29,601         31,932
                                   -----------    -----------    -----------    -----------    -----------

TOTAL CURRENT LIABILITIES               77,809         87,518         95,599        103,400        112,110

LONG-TERM CAP LEASE OBLIGATIONS            500            400            300            200            100
                                   -----------    -----------    -----------    -----------    -----------
OTHER NON-CURRENT LIABILITIES             (303)          (275)          (275)          (275)          (275)
                                   -----------    -----------    -----------    -----------    -----------
HISTORIC CAPITAL                       141,820        152,483        163,329        173,990        185,366
                                   -----------    -----------    -----------    -----------    -----------

TOTAL LIABILITIES & CAPITAL            219,826        240,126        258,953        277,315        297,302


DIVIDENDS (CAPITAL)                   $ 47,442       $ 52,048       $ 59,980       $ 67,463     $   74,625
                                   -----------    -----------    -----------    -----------    -----------


CAPITAL EXPENDITURES                  $  4,772       $  5,010       $  5,200       $  5,225     $    5,275
                                   -----------    -----------    -----------    -----------    -----------


NET TANGIBLE ASSETS                   $141,481       $152,176       $163,024       $173,686     $  185,063
                                   -----------    -----------    -----------    -----------    -----------

* INCLUDES INTERCOMPANY SALES FOR ALL YEARS
(1) INCLUDES INTERCOMPANY SALES OF APPROXIMATELY $1,500.

                          [RESTUBBED FROM TABLE ABOVE]


                                   REFINANCING
                                   PROJECTION


                                                                   NO OF MTHS IN
                                           STUB PERIOD ALLOCATION        4.00000
                                          -------------------------
                                             INPUT        CALCULATE  STUB PERIOD
HISTORICAL INCOME STATEMENT:               4 MONTHS       8 MONTHS       TOTAL
----------------------------              --------------------------------------

SALES*                                     $237,499        500,335      $737,834
                                          ---------                    ---------

GROSS PROFIT                                 95,370        204,293       299,663


OPERATING EXPENSES                           79,911        164,027       243,938

COMMISSION INCOME                                83            197           280


OPERATING INCOME                             15,542         40,463        56,005
                                             ------                       ------
OTHER INCOME (EXPENSE)                          116            164           280


EBIT                                         15,658         40,627        56,285
                                                                          ------
INTEREST EXPENSE (INCOME)                        (2)             2          --
MGT. FEE EXPENSES (INCOME)                      140            280           420
FEDERAL & STATE INCOME TAXES                      0           --            --
FOREIGN INCOME TAXES                            160            473           633

NET INCOME (HISTORICAL PRE-TAX)              15,360         39,872        55,232
                                             ------                       ------
DEPRECIATION EXPENSE                          1,214          2,404         3,618


NET CASH FROM OPERATIONS                   $ 16,573         42,277      $ 58,850
                                          ---------                    ---------

HISTORICAL BALANCE SHEET:
-------------------------
CASH                                      $       0
ACCOUNTS RECEIVABLE, NET                     90,586
INVENTORY                                   111,350
OTHER CURRENT ASSETS                          3,972
                                              -----

TOTAL CURRENT ASSETS                        205,908

FIXED ASSETS, NET                            16,353
INTANGIBLE ASSETS                                12
OTHER ASSETS                                     85


TOTAL ASSETS                              $ 222,358
                                          ---------

ACCOUNTS PAYABLE                             55,673
NOTES PAYABLE & CURRENT DEBT                  1,099
ACCRUED EXPENSES                             18,725
                                             ------

TOTAL CURRENT LIABILITIES                    75,497

LONG-TERM CAP LEASE OBLIGATIONS                 611

OTHER NON-CURRENT LIABILITIES                  (318)


HISTORIC CAPITAL                            146,567
                                            -------
TOTAL LIABILITIES & CAPITAL               $ 222,358
                                          ---------

DIVIDENDS (CAPITAL)                       $   2,822         44,620        47,442



CAPITAL EXPENDITURES                      $   1,824          2,948         4,772


NET TANGIBLE ASSETS                       $ 146,237
                                          ---------

                      COMPANY NAME : CONSOLIDATED SUNSOURCE
                             (dollars in thousands)
================================================================================

                                           ACTUAL        ACTUAL       ACTUAL        ACTUAL         ACTUAL
                                            1992          1993         1994          1995           1996
                                            ----          ----         ----          ----           ----

FINANCIAL STATISTICS:
---------------------
SALES GROWTH, %                             N/A           8.5%         13.9%          8.4%          8.3%

EBIT GROWTH, %                              N/A           3.3%         23.2%         -0.8%          3.9%

GROSS PROFIT, %                            41.7%         40.9%         40.8%         40.7%         40.5%

OPERATING EXPENSE, % OF SALES              33.6%         33.0%         32.4%         33.0%         33.1%

OPERATING PROFIT, % OF SALES                8.1%          7.9%          8.4%          7.7%          7.4%

ACCOUNTS RECEIVABLE DAYS                   43.7          42.7          43.6          44.6          44.4

INVENTORY TURNS                            4.16          4.04          4.10          3.73          3.88

ACCOUNTS PAYABLE DAYS                      38.9          45.7          43.6          42.6          43.6

ACCRUED EXPENSES, % OF SALES                2.8%          2.7%          3.1%          2.9%          2.7%

RETURN ON NET TANGIBLE ASSETS, %            0.0%         40.5%         46.3%         39.4%         36.5%

DIVIDENDS, % OF PRE-TAX INCOME            104.7%         89.7%         71.8%         69.8%         82.5%


EBITA                                   $36,810       $38,055       $46,816       $46,417       $48,248
                                        -------       -------       -------       -------       -------

EBITDA *                                $39,850       $41,053       $49,535       $49,491       $51,498
                                        -------       -------       -------       -------       -------

                          [RESTUBBED FROM TABLE ABOVE]

                                                         ===========P R O J E C T I O N===========
                                           1997          1998         1999           2000           2001
                                           ----          ----         ----           ----           ----

FINANCIAL STATISTICS:
---------------------
SALES GROWTH, %                             13.4%          9.7%          8.9%          8.1%          8.1%

EBIT GROWTH, %                              16.6%         14.2%         13.0%         10.5%         10.3%

GROSS PROFIT, %                             40.6%         40.2%         39.9%         39.8%         39.6%

OPERATING EXPENSE, % OF SALES               33.1%         32.3%         31.8%         31.4%         31.1%

OPERATING PROFIT, % OF SALES                 7.6%          7.9%          8.2%          8.4%          8.5%

ACCOUNTS RECEIVABLE DAYS                    44.9          44.5          44.0          43.8          43.6

INVENTORY TURNS                             4.05          4.07          4.10          4.16          4.20

ACCOUNTS PAYABLE DAYS                       45.5          46.2          46.3          46.2          46.4

ACCRUED EXPENSES, % OF SALES                 3.0%          3.1%          3.1%          3.1%          3.1%

RETURN ON NET TANGIBLE ASSETS, %            40.3%         42.7%         44.9%         46.4%         47.9%

DIVIDENDS, % OF PRE-TAX INCOME              85.9%         83.0%         84.7%         86.4%         86.8%


EBITA                                    $56,279       $64,284       $72,611       $80,215       $88,484
                                         -------       -------       -------       -------       -------

EBITDA *                                 $59,897       $68,249       $76,771       $84,540       $92,994
                                         -------       -------       -------       -------       -------

* EXCLUDES CORPORATE SG&A EXPENSES AND OTHER EXPENSE ITEMS.

                                   REFINANCING
                                   PROJECTION


                                                                   NO OF MTHS IN
                                              STUB PERIOD ALLOCATION     4.00000
                                              ---------------------
                                                INPUT     CALCULATE STUB PERIOD
                                              4 MONTHS    8 MONTHS    TOTAL
                                              ----------------------------------
FINANCIAL STATISTICS:
---------------------
SALES GROWTH, %                                   N/A

EBIT GROWTH, %                                    N/A

GROSS PROFIT, %                                  40.2%         40.8%

OPERATING EXPENSE, % OF SALES                    33.6%         32.8%

OPERATING PROFIT, % OF SALES                      6.5%          8.1%

ACCOUNTS RECEIVABLE DAYS                         45.8

INVENTORY TURNS                                  3.83

ACCOUNTS PAYABLE DAYS                            47.0

ACCRUED EXPENSES, % OF SALES                      2.6%

RETURN ON NET TANGIBLE ASSETS, %                 33.0%

DIVIDENDS, % OF PRE-TAX INCOME                   18.4%        111.9%       85.9%


EBITA                                         $15,629        40,650      56,279
                                              -------

EBITDA *                                      $16,842        43,055      59,897
                                              -------